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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                           CNL HOTELS & RESORTS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
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     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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                               [CNL Letterhead]

                                                      July 14, 2006


                     YOUR VOTE IS REQUESTED ON PROPSAL 3
                        HELP US BY VOTING YOUR SHARES


DEAR STOCKHOLDER:

The adjourned Special Meeting of Stockholders of CNL Hotels & Resorts, Inc. (the "Company") scheduled for July 31, 2006, is approximately two weeks away.


                    TWO-THIRDS VOTE REQUIRED ON PROPOSAL 3

We need your help in simply voting your shares. Your vote is so important because the Two-Thirds Vote Charter Amendment Proposal (Proposal 3 on the proxy card), requires the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon to be approved by our stockholders. This high voting threshold requires extraordinary voting participation. Please take the time now to cast your vote in this important matter. Your Board of Directors recommends that you vote "FOR" Proposal 3.

                              PLEASE VOTE TODAY

We realize that by now you may have received multiple communications from us regarding the Two-Thirds Vote Charter Amendment Proposal. We hope that you will vote today so that we can avoid any further adjournments and/or communications with respect to this proposal. We appreciate your cooperation and wish to thank you in advance for your patience. Please vote by telephone or via the internet, or you may mark, sign, date and promptly return the enclosed proxy card in the postage-paid return envelope provided. You may also call our proxy solicitor, D.F. King & Co., Inc., at 1-800-758-5880, for assistance or to record your vote with a representative. Time is short, so please vote at your earliest convenience.

We appreciate your participation and continued support.

Sincerely,

/s/ Greerson. G. McMullen

Greerson G. McMullen
Corporate Secretary